Exhibit 8.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 26, 2023

JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179

Re:	Chase Issuance Trust

[Class A][Class B][Class C] CHASEseries Notes, Series 202[    ]-[    ]

Ladies and Gentlemen:

We have acted as special U.S. federal income tax counsel to JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States (as successor by merger to Chase Bank USA, National Association, the “Bank” or “Our Client”), in connection with the issuance and sale of [Class A CHASEseries Notes, Series 202[    ]-[    ] (the “Class A(202[    ]-[    ]) Notes”)] [Class B CHASEseries Notes, Series 202[    ]-[    ] (the “Class B(202[    ]-[    ]) Notes”)] [Class C CHASEseries Notes, Series 202[    ]-[    ] (the “Class C(202[    ]-[    ]) Notes”)] by the Chase Issuance Trust (the “Issuing Entity”) pursuant to the Fourth Amended and Restated Indenture, dated as of January 20, 2016 (as amended from time to time, the “Indenture”), as supplemented by the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016 (as amended from time to time, the “Asset Pool One Supplement”), and as supplemented by the Second Amended and Restated CHASEseries Indenture Supplement, dated as of January 20, 2016 (as amended from time to time, the “CHASEseries Indenture Supplement”), and as further supplemented by the [Class A(202[    ]-[    ])] [Class B(202[    ]-[    ])] [Class C(202[    ]-[    ])] Terms Document, dated as of [DATE] (the “Terms Document”), the Receivables Purchase Agreement, dated as of January 20, 2016 (as amended from time to time, the “Receivables Purchase Agreement”), between the Bank and Chase Card Funding LLC, a Delaware limited liability company, as transferor (“Chase Card Funding” and, in such capacity, the “Transferor”), the Fourth Amended and Restated

JPMorgan Chase Bank, National Association

June 26, 2023

Transfer and Servicing Agreement, dated as of January 20, 2016 (as amended from time to time, the “Transfer and Servicing Agreement”), among the Issuing Entity, the Transferor, the Bank, as servicer (in such capacity, the “Servicer”), account owner and administrator, and Wells Fargo Bank, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), and the Fourth Amended and Restated Trust Agreement, dated as of January 20, 2016 (the “Trust Agreement”), between Chase Card Funding, as Transferor and beneficiary, and Wilmington Trust Company, as owner trustee (in such capacity, the “Owner Trustee”) for the Issuing Entity.

The [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will be offered for sale to investors pursuant to the Prospectus, dated [DATE] (the “Prospectus”). The Issuing Entity has previously issued multiple tranches of, and anticipates issuing, from time to time, additional tranches of, Class A CHASEseries Notes ([together with the Class A(202[    ]-[    ]) Notes,] the “Class A Notes”), Class B CHASEseries Notes ([together with the Class B(202[    ]-[    ]) Notes,] the “Class B Notes”), and Class C CHASEseries Notes ([together with the Class C(202[    ]-[    ]) Notes,] the “Class C Notes,” and, together with the Class A Notes and the Class B Notes, the “Notes”).

In connection with the issuance of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] and the consummation of the transactions set forth in the Transaction Documents, you have requested our opinion (our “Opinion”) that (i) for U.S. federal income tax purposes, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will be properly treated as debt and (ii) for U.S. federal income tax purposes, the Issuing Entity will not be classified as an association or a publicly traded partnership subject to tax as a corporation. No opinion has been requested, or will be rendered, as to the U.S. federal income tax characterization of any other interests in the Issuing Entity. We note that, in certain circumstances, debt instruments held by persons treated as members of the Issuing Entity’s “expanded group” (as defined in Treas. Regs. § 1.385-1(c)(4)) may be recharacterized as stock pursuant to section 385 of the Internal Revenue Code of 1986, as amended (the “Code”)1 and the Treasury regulations promulgated thereunder. This Opinion does not address the U.S. federal income tax characterization of [Class A(202[    ]-[    ]) Notes] [Class B(202[     ]-[    ]) Notes] [Class C(202[    ]-

[1]	Unless otherwise indicated, all section references herein are to the Code.

JPMorgan Chase Bank, National Association

June 26, 2023

[    ]) Notes] held by any person treated as a member of an “expanded group” with respect to the Issuing Entity.

This Opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) and pursuant to subsection 8(II)(c) of the Underwriting Agreement, dated [    ] [    ], 202[    ], by and among J.P. Morgan Securities LLC, as representative of the several underwriters, the Bank, as sponsor, servicer and administrator, Chase Card Funding, as depositor, transferor and beneficiary, and the Issuing Entity. The delivery of this Opinion is not intended to create, nor shall it create, an attorney-client relationship with any party except Our Client.

For purposes of this Opinion, “Transaction Documents” means the Indenture, the Asset Pool One Supplement, the CHASEseries Indenture Supplement, the Terms Document, the Transfer and Servicing Agreement and the Receivables Purchase Agreement and “Transaction” means the transactions contemplated thereby. Each capitalized term not otherwise defined herein has the meaning assigned to such term in, or incorporated by reference into, the Prospectus, or if not therein, the Transaction Documents.

FACTS

The Issuing Entity was established on April 24, 2002 and is governed by the Trust Agreement. Pursuant to the Trust Agreement, the Owner Trustee is not permitted to take any action that, to the actual knowledge of a Responsible Officer of the Issuing Entity, would result in the Issuing Entity becoming subject to tax as a corporation for U.S. federal income tax purposes.2 In addition, the Transfer and Servicing Agreement provides that no election may be made under Treas. Reg. § 301.7701-3 to classify the Issuing Entity as an association subject to tax as a corporation for U.S. federal income tax purposes.3

The Issuing Entity currently owns no material assets other than the “Collateral,” which consists solely of assets pledged to Asset Pool One.4 Such assets

[2]	See Section 5.07 of the Trust Agreement.
[3]	See Section 4.07 of the Transfer and Servicing Agreement.
[4]

Asset Pool One is the Issuing Entity’s only asset pool. It was originally intended that the Issuing Entity would establish multiple asset pools over time, but the Indenture has since been revised to provide that there will be no asset pools other than Asset Pool One.

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June 26, 2023

include a pool of credit card receivables originated by the Bank (the “Receivables”) as well as the Excess Funding Account, the Collection Account, the Interest Funding Account (including all of its sub-accounts) established for the Notes, the Principal Funding Account (including all of its sub-accounts) established for the Notes, the Class C Reserve Account (including all of its sub-accounts) established for the Class C Notes, all amounts held in such accounts, all rights, benefits and powers under the Transfer and Servicing Agreement with respect to any additional Asset Pool One Collateral Certificates and Asset Pool One Receivables, and all proceeds and amounts derived from such assets.5

The Receivables were sold by the Bank to the Transferor pursuant to the Receivables Purchase Agreement, and transferred by the Transferor to the Issuing Entity pursuant to the Transfer and Servicing Agreement. The Issuing Entity granted a security interest in the Collateral in Asset Pool One to the Collateral Agent and the Collateral secures the CHASEseries of Notes.6

As of the date hereof, the Issuing Entity has outstanding the “Transferor Interest,” an uncertificated interest in the Issuing Entity that entitles the holder thereof to receive, pari passu with holders of the Notes and any other outstanding series, class, or tranche of notes, the “Transferor Amount,” as well as all cash flows from the assets of the Issuing Entity in excess of the amounts required to make payments on the Notes and any

[5]

In the future, the Collateral may include additional Receivables, additional bank accounts, and one or more collateral certificates (each representing an undivided interest in a securitization special purpose entity for which the Bank, Chase Card Funding, or an affiliate of the Bank acts as transferor or seller and servicer, and whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by the Bank or one of its affiliates), as well as rights, benefits and powers under derivative agreements, supplemental credit enhancement agreements, and supplemental liquidity agreements.

[6]

If, for any month, the Pool Balance is less than the Minimum Pool Balance, the Transferor will be required to transfer additional Receivables or collateral certificates to the Issuing Entity (or, if applicable, to increase the Invested Amount of an existing collateral certificate) and the failure to do so will trigger an Early Amortization Event. The “Pool Balance” for any month is the sum of (i) the amount of principal credit card receivables in the Issuing Entity at the end of the month, (ii) the Invested Amount of any outstanding collateral certificates included in the Issuing Entity at the end of the month and (iii) the amount on deposit in the Excess Funding Account at the end of the month. The “Minimum Pool Balance” for any month will generally be an amount equal to the sum of (x) for all Notes in their revolving period, the sum of the Nominal Liquidation Amounts of those Notes as of the close of business on the last day of that month and (y) for all Notes in their amortization period, the sum of the Nominal Liquidation Amounts of those Notes as of the close of business on the last day of the most recent revolving period for each of those Notes, excluding any Notes which will be paid in full on the applicable payment date for those Notes in the following month and any Notes which will have a Nominal Liquidation Amount of zero on the applicable payment date for those Notes in the following month.

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June 26, 2023

other outstanding series, class, or tranche of notes and pay certain expenses of the Issuing Entity. As of the date hereof, the Transferor Amount is expected to be approximately $[    ] billion.7 The Transferor Amount will generally not provide credit enhancement for the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes]. The Transferor Interest is owned entirely by the Transferor, which is treated as a disregarded subsidiary of the Bank for U.S. federal income tax purposes. As of the Closing Date, the Issuing Entity also has outstanding for U.S. federal income tax purposes the Class A(20[    ]-[    ]) Notes (Legal Maturity Date: [    ] [    ], 202[    ]; Scheduled Principal Payment Date: [    ] [    ], 202[    ]). Upon issuance of such class of Class A Notes, an Opinion of Counsel was rendered to the effect that such Class A Notes will be treated as debt for U.S. federal income tax purposes. Finally, the Issuing Entity has issued the Class B (20[    ]-[    ]) Notes (Legal Maturity Date: [    ] [    ], 202[    ]; Scheduled Principal Payment Date: [    ] [    ], 202[    ]) and Class C (20[    ]-[    ]) Notes (Legal Maturity Date: [    ] [    ], 202[    ]; Scheduled Principal Payment Date: [    ] [    ], 202[    ]), all of which are held by the Transferor and, consequently, are not treated as outstanding for U.S. federal income tax purposes. The interest rates on and terms of the Notes differ materially from those of the Receivables.

The Transferor may not transfer the Transferor Interest (or any portion thereof) to any Person other than certain of its affiliates. Any such transfer will not be effective unless, among other things, the Transferor delivers to the Owner Trustee an Issuing Entity Tax Opinion that the issuance will not cause the Issuing Entity to be treated as an association or publicly traded partnership subject to tax as a corporation.8

[7]

The Transferor Amount is equal to, for any month, the Pool Balance for that month minus the aggregate Nominal Liquidation Amount of all series, classes and tranches of notes as of the close of business as of the last day of that month. The Transferor Amount will fluctuate due to changes in the amount of principal receivables included in the Issuing Entity, the aggregate Nominal Liquidation Amount of all notes, the amount, if any, on deposit in the excess funding account and the Invested Amount of a collateral certificate included in the Issuing Entity, if any. The Transferor Amount will generally increase if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes due to payments of principal on that series, class or tranche or a deposit to the principal funding account or applicable principal funding subaccount with respect to that series, class or tranche or an increase in the Invested Amount of an existing collateral certificate included in the Issuing Entity without a corresponding increase in the Nominal Liquidation Amount of series, classes or tranches of notes. The Transferor Amount will generally decrease as a result of the issuance of a new series, class or tranche of notes, assuming that there is not a corresponding increase in the principal amount of the assets included in the Issuing Entity.

[8]	See Section 3.02 of the Trust Agreement.

JPMorgan Chase Bank, National Association

June 26, 2023

The proceeds from the sale of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will be used to make the required deposits to the applicable subaccounts of the Class C Reserve Account for outstanding Class C Notes9 and the remaining proceeds, net of issuance expenses, will be paid by the Issuing Entity to the Transferor.

The right to receive principal and interest on the Notes is secured by the portion of the Collateral allocable to the Notes, which is determined at any time based on the Nominal Liquidation Amount of the Notes as of such time. The Nominal Liquidation Amount of each class or tranche of Notes as of any time will generally be equal to its initial Outstanding Dollar Principal Amount at issuance reduced by: (i) allocations to such Notes of CHASEseries Default Amounts, (ii) the reallocation of CHASEseries Available Principal Collections otherwise allocable to such Notes to pay interest and certain fees and expenses, (iii) amounts on deposit in the principal funding sub-account for such Notes and (iv) principal payments on such Notes. CHASEseries Available Finance Charge Collections10 that are not used to pay interest on the Notes or the CHASEseries Servicing Fee will generally be applied to reimburse reductions in the Nominal Liquidation Amount

[9]

In the event that the percentage equivalent of the mathematical mean for any three consecutive Monthly Periods of (i) the Portfolio Yield for each Monthly Period minus (ii) the Base Rate for the corresponding Monthly Period (the “Quarterly Excess Spread Percentage”) is less than a certain amount, an amount will be required to be on deposit in the Class C Reserve Sub-Account for the Class C(202[    ]-[    ]) Notes. The amount required to be on deposit in the Class C Reserve Sub-Account will depend upon the extent to which the Quarterly Excess Spread Percentage is less than a certain amount. Generally, as the Quarterly Excess Spread Percentage declines below a certain amount, the amount required to be on deposit in the Class C Reserve Sub-Account for the Class C(202[    ]-[    ]) Notes increases. Such deposits will be funded by CHASEseries Available Finance Charge Collections available for application after payment of interest on the Notes, payment of the CHASEseries Servicing Fee, and the reallocation of CHASEseries Available Finance Charge Collections as CHASEseries Available Principal Collections in order to cover the CHASEseries Default Amount and the aggregate Nominal Liquidation Amount Deficit of the CHASEseries Notes.

[10]

The CHASEseries Available Finance Charge Collections will generally be equal to the sum of (1) the portion of the Asset Pool One Finance Charge Collections and the investment earnings on amounts on deposit in the Collection Account and the Excess Funding Account that are allocated to the Notes, (2) certain Finance Charge Collections originally allocated to the Transferor that are reallocated to the Notes, (3) investment earnings on amounts on deposit in the Principal Funding Account and the Interest Funding Account of the Notes, and (4) Shared Excess Available Finance Charge Collections from certain other series of notes issued by the Issuing Entity that are allocated to the Notes. At the time of issuance of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], no series of notes of the Issuing Entity will be outstanding other than the CHASEseries. Consequently, at the time of issuance, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will not benefit from Shared Excess Available Finance Charge Collections from other series of notes of the Issuing Entity.

JPMorgan Chase Bank, National Association

June 26, 2023

of the Notes (other than those attributable to amounts on deposit in the principal funding sub-account for such Notes or to principal payments on such Notes) and to fund the Class C Reserve Account,11 if necessary. CHASEseries Available Finance Charge Collections in excess thereof (such excess, the “Excess Spread”) will generally be distributable to the Bank as beneficial owner of the Transferor Interest. The net present value of the Excess Spread is expected to be substantial in all reasonably anticipated scenarios.12

The Class B Notes and the Class C Notes are subordinated to Class A Notes to the extent of the applicable Class A Required Subordinated Amount. Thus, Investor Charge-Offs (i.e., charge-offs resulting from any unrecovered CHASEseries Default Amounts) initially allocated to the Class A(202[    ]-[    ]) Notes will be reallocated first to the Class C Notes and then to the Class B Notes to the extent of the Class A Required Subordinated Amount for the [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes]. In addition, CHASEseries Available Principal Collections initially allocated to the Class B Notes and the Class C Notes will be reallocated to the Class A(202[    ]-[    ]) Notes to the extent of the lesser of (i) the deficit in the CHASEseries Available Finance Charge Collections allocated to the Class A Notes to pay interest on such Notes and (ii) the Class A Required Subordinated Amount less the Investor Charge-Offs reallocated to the holders of the Class B Notes and the Class C Notes as described above. With respect to the Class A(202[    ]-[    ]) Notes, the Class A Required Subordinated Amount of Class B Notes and the

[11]

In certain circumstances, the credit enhancement for a tranche of Class A Notes may be provided solely by the subordination of Class C Notes and the Class B Notes will not, in that case, provide credit enhancement for that tranche of Class A Notes. Funds on deposit in the Class C Reserve Account for any tranche of Class C Notes will, however, be available only to the holders of that tranche of Class C Notes to cover shortfalls of interest on any interest payment date and principal on the legal maturity date and other specified dates for that tranche of Class C Notes.

[12]

The Issuing Entity intends to issue additional tranches of Class A Notes as well as Class B Notes and Class C Notes. Upon issuance of additional Notes, the Collateral will be increased by an amount equal to the principal amount of the additional Notes. Consequently, it is expected that the CHASEseries Available Finance Charge Collections will increase by an amount proportionate to the principal amount of additional Notes issued. The interest rates applicable to additional Notes, however, may be greater than the weighted average interest rate applicable to the Notes outstanding as of the date hereof. As a result, the relative amount of interest payable on the Notes would increase which would potentially decrease the amount of Excess Spread relative to the principal amount of the Notes. The effect of such additional issuances will be limited by the Transaction Documents which provide, as a condition precedent to any such additional issuance, that the Issuing Entity must reasonably believe that such issuance will not cause an Early Amortization Event. See Section 3.10(a)(ii)(A) of the Indenture. Nevertheless, no assurance can be given that the Issuing Entity will not issue additional Notes that may affect the relative amounts of Excess Spread and, thus, the analysis set forth herein.

JPMorgan Chase Bank, National Association

June 26, 2023

Class C Notes is 8.13953% and 8.13953%, respectively, of the Adjusted Outstanding Dollar Principal Amount of the Class A(202[    ]-[    ]) Notes.13

[The Class C Notes are subordinated to the Class B Notes to the extent of the Class B Required Subordinated Amount of Class C Notes. Thus, Investor Charge-Offs (i.e., charge-offs resulting from any unrecovered CHASEseries Default Amounts) initially allocated to the Class B(202[    ]-[    ]) Notes will be reallocated to the Class C Notes to the extent of the Class B Required Subordinated Amount for the Class C(202[    ]-[    ]) Notes. In addition, CHASEseries Available Principal Collections initially allocated to the Class C Notes will be reallocated to the Class B(202[    ]-[    ]) Notes to the extent of the lesser of (i) the deficit in the CHASEseries Available Finance Charge Collections allocated to the Class B Notes to pay interest on such Notes and (ii) the Class B Required Subordinated Amount of Class C Notes less the Investor Charge-Offs reallocated to the holders of the Class C Notes as described above. [With respect to the Class B(202[    ]-[    ]) Notes, the Class B Required Subordinated Amount of Class C Notes is 7.52688% of the Adjusted Outstanding Dollar Principal Amount of the Class B(202[    ]-[    ]) Notes.]]

Subordination of the Class B Notes and Class C Notes to the Class A Notes [and subordination of the Class C Notes to the Class B Notes] also results from the order in which CHASEseries Available Finance Charge Collections are allocated to the Interest Funding Sub-Accounts for the Class A Notes, the Class B Notes, and the Class C Notes. Such collections will first be allocated to the Class A Notes to the extent of interest due on the Class A Notes, then to Class B Notes to the extent of interest due on the Class B Notes, and then to the Class C Notes to the extent of interest due on the Class C Notes. Thus, deficiencies in CHASEseries Available Finance Charge Collections will first be borne by the Class C Notes and then the Class B Notes as a result of the priority of interest payments.

Although the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] must be repaid on or before their Legal Maturity Date of [                ] [    ], 202[    ], the Issuing Entity expects to pay the Stated Principal Amount of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] in one payment on [                ] [    ], 202[    ], the Scheduled Principal Payment Date for the [Class A(202[    ]-[

[13]

As of any time, the Adjusted Outstanding Dollar Principal Amount of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will generally be equal to the sum of Nominal Liquidation Amount of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] as of such time and the amount on deposit in the principal funding account with respect to the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] as of such time.

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June 26, 2023

]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], and is obligated to do so if funds are available on that date for that purpose. If the Stated Principal Amount of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] is not paid in full on Scheduled Principal Payment Date for the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], then an Early Amortization Event will occur with respect to the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes].

An Early Amortization Event will also occur with respect to the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] if the average Excess Spread Percentage14 for any three consecutive Monthly Periods is less than zero (which amount is subject to increase by the Indenture Trustee provided that certain conditions are met). Thus, an Early Amortization Event will occur if the yield on the Receivables (plus earnings on certain amounts on deposit in certain accounts of the Issuing Entity) does not continue to provide sufficient funds to make interest payments on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], pay the portion of the Servicing Fee allocable to the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], and cover CHASEseries Default Amounts. Upon the occurrence of an Early Amortization Event, payment of principal on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will be accelerated.

[Based on the structure and credit support described above, the [Class A(202[    ]-[    ]) Notes] will be rated “[“AAA(sf)” by S&P Global Ratings,] [“Aaa(sf)” by Moody’s Investors Service, Inc.,] and [“AAAsf” by Fitch Ratings, Inc.]]

[14]

The Excess Spread Percentage equals the amount, if any, by which the Portfolio Yield exceeds the Base Rate for any Monthly Period. The Portfolio Yield is generally the percentage equivalent of the (i) sum of Asset Pool One Finance Charge Collections allocated to the Notes; investment earnings on certain amounts on deposit in the Collection Account and the Excess Funding Account and on amounts on deposit in the Interest Funding Sub-Accounts of the Notes; and certain proceeds from the sale of Collateral minus the sum of the CHASEseries Default Amount and the deficiencies of investment earnings on amounts on deposit in the Principal Funding Sub-Accounts of the Notes that are not covered by allocations of Transferor Finance Charge Collections, divided by (ii) the aggregate Nominal Liquidation Amount of the Notes. The Base Rate is generally the sum of (i) the percentage equivalent of the CHASEseries Servicing Fee divided by Nominal Liquidation Amount of the Notes, and (ii) the weighted average interest rate on the Notes.

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June 26, 2023

[Based on the structure and credit support described above, the [Class B(202[    ]-[    ]) Notes] will be rated [“A(sf)” by S&P Global Ratings,] [“A2(sf)” by Moody’s Investors Service, Inc.,] and [“Asf” by Fitch Ratings Inc.]]

[Based on the structure and credit support described above, the [Class C(202[    ]-[    ]) Notes] will be rated [“BBB(sf)” by S&P Global Ratings,] [“Baa2(sf)” by Moody’s Investors Service, Inc.,] and [“BBBsf” by Fitch Ratings Inc.]]

The holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] have certain rights under the Indenture to enforce their entitlements to payments of principal and accrued interest in defined Events of Default. In most such Events of Default, including failures by the Issuing Entity to pay principal or interest then due and payable, either the Indenture Trustee or holders of more than two thirds of the Outstanding Dollar Principal Amount of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] may declare the principal and all accrued interest of the such Notes immediately due and payable. In order to meet these accelerated obligations, the Indenture Trustee may sell or liquidate the assets of the Issuing Entity if so directed by holders of more than two thirds of the Outstanding Dollar Principal Amount of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes].

The Transaction Documents contemplate that all [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will be held through the Depository Trust Company (“DTC”), whose nominee will be the sole holder of record of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], and that any beneficial owners of [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will hold their interests through direct participants in DTC. The Transferor, the Issuing Entity, and holders of [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], by their purchase of such Notes, agree to treat such Notes as indebtedness for U.S. federal income tax purposes.15

No interests in the Issuing Entity with respect to which no Opinion of Counsel has been rendered that such interests will properly be treated as debt for U.S. federal income tax purposes will be (or have been) issued in transactions that are required to be registered under the Securities Act, and no interests in the Issuing Entity will be (or have been) registered under the Securities Act. In addition, no such interests in the Issuing

[15]	See Section 12.04 of the Indenture.

JPMorgan Chase Bank, National Association

June 26, 2023

Entity will be traded on (a) a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 (the “1934 Act”), 15 U.S.C. § 78f, (b) a national securities exchange exempt from registration under section 6 of the 1934 Act because of the limited volume of transactions, (c) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the foregoing regulatory requirements under the 1934 Act, or (d) a regional or local exchange.

REPRESENTATIONS

An officer of the Bank has provided the following representations in the Sponsor’s Officer’s Certificate:

1.    The undersigned is the Executive Director of the Bank, and is duly authorized to execute and deliver this certificate on behalf of the Bank.

2.    The facts, information, representations, and covenants described in the Prospectus and the Opinion are true, accurate, and complete in all material respects.

3.    The information set forth in the [Class A(202[    ]-[    ]) Spreadsheet] [Class B(202[    ]-[    ]) Spreadsheet] [Class C(202[    ]-[    ]) Spreadsheet] (as defined below) is true, fair, and accurate.

4.    The Bank shall use its reasonable efforts to monitor the number of holders of interests in the Issuing Entity with respect to which no Opinion of Counsel (as defined in the Indenture) has been rendered that such interests will be characterized as debt for U.S. federal income tax purposes and will take reasonable actions within the Bank’s control to prevent the total number of holders of such interests in the Issuing Entity from being equal to or greater than one hundred.

5.    The Bank has not participated in the structuring of the terms or characteristics of any derivative investments in the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] or of any securities collateralized or otherwise supported by any such [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes].

JPMorgan Chase Bank, National Association

June 26, 2023

ASSUMPTIONS

In rendering the opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement declared effective by the Commission under the Securities Act on [                ] [    ], 2023, (ii) the Prospectus, (iii) the Transaction Documents, (iv) the Notes to be issued, and (v) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, electronic or photostatic copies, and the authenticity of the originals of such copies. In addition, we have relied upon the accuracy and completeness of each of the CEO Certification,16 certain statements and representations made by the Bank, including the representations set forth the Officer’s Certificate of the Bank dated as of the date hereof and attached hereto as Annex I, and the information in the Bank’s cash flow model for Issuing Entity and the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], which was developed using default, recovery, loss, and principal payment curves derived through historical portfolio analysis and which was provided by the Bank in the form of a spreadsheet (the [“Class A(202[    ]-[    ]) Spreadsheet”] [“Class B(202[    ]-[    ]) Spreadsheet”] [“Class C(202[    ]-[    ]) Spreadsheet”]) attached to the Officer’s Certificate as Exhibit A. For purposes of rendering the Opinion, we have assumed that such statements and representations are, and such information is, true, correct, and complete without regard to any qualification as to knowledge or belief. The Opinion assumes and is expressly conditioned upon, among other things, the initial and continuing accuracy of the facts, information, and representations set forth in such documents and such statements and representations. The Opinion further assumes that the Transaction Documents have been executed in substantially the form reviewed by us, the Transaction has been consummated in accordance with the terms of the Transaction Documents, the parties will act consistently with the Transaction Documents, and the Transaction Documents incorporate all the agreements and understanding between the parties.

[16]

The CEO Certification addresses the disclosure contained in the Prospectus and the structure of the Transaction and is filed under cover of a Form 8-K as an exhibit to the Prospectus at the time the Prospectus is filed. The CEO Certification is signed by the officer acting as the chief executive officer of Chase Card Funding at the time of the filing.

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SUMMARY OF CONCLUSIONS

Based on and subject to the description of the facts, assumptions, representations, and analysis described herein, we are of the opinion that, under current U.S. federal income tax law:

•

the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than the Bank, will be characterized as indebtedness for U.S. federal income tax purposes; and

•	the Issuing Entity will not be classified as an association or publicly traded partnership subject to tax as a corporation for U.S. federal income tax purposes.

For purposes of our analysis, we have considered and relied upon the Code, administrative rulings, judicial decisions, Treasury regulations, and such other authorities as we have deemed appropriate. The statutory provisions, Treasury regulations, interpretations, and other authorities upon which our opinion is based are subject to change and such changes could apply retroactively. In addition, no authorities directly address transactions like the Transaction. Thus, the conclusions set forth herein are based on our analysis and interpretation of the applicable authorities and our views regarding the most appropriate interpretation of such authorities as applicable to the facts described herein. There can be no assurance that positions contrary to those stated in this Opinion will not be taken by the Internal Revenue Service (the “Service”) or that a court would not uphold such positions.

This opinion is based upon the terms and characteristics of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] solely in the form that such [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] are expected to be issued by the Issuing Entity to initial investors pursuant to the Indenture and does not in any way address the characterization of any derivative investments in any such [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] or of any securities collateralized or otherwise supported by any such [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes]. This opinion is also based upon the Bank’s representation that it has not participated in the structuring, terms or characteristics of any such derivative investments or securities

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collateralized by the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes].

DISCUSSION

I.    U.S. Federal Income Tax Characterization of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes].

The Code does not contain a single defined set of standards for distinguishing between debt and equity,17 and the courts have indicated that each debt-equity case must be decided on its own facts.18 Moreover, because there are so many combinations of factual circumstances, precedents in these cases are generally of limited value.19 The cases do, however, identify various factors for resolving the debt-equity question, which may differ among courts but typically include all or most of the following:

•	the names given to the certificates evidencing the indebtedness;

•	the presence or absence of a fixed maturity date;

•	the source of principal payments;

•	the right to enforce payment of principal and interest;

•	participation in management flowing as a result;

•	the status of the contribution in relation to regular corporate creditors;

•	the intent of the parties;

•	“thin” or adequate capitalization;

[17]

Section 385(b) lists five factors that may be included in regulations distinguishing debt from equity: “(1) whether there is a written unconditional promise to pay on demand or on a specified date a sum certain in money in return for an adequate consideration in money or money’s worth and to pay a fixed rate of interest; (2) whether there is subordination to or preference over any indebtedness of the corporation; (3) the ratio of debt to equity of the corporation; (4) whether there is convertibility into the stock of the corporation; and (5) the relationship between holdings of stock in the corporation and holdings of the interest in question.” 26 U.S.C. § 385(b).

[18]	See John Kelley Co. v. Comm’r, 326 U.S. 521 (1946); Georgia-Pacific Corp. v. Comm’r, 63 T.C. 790, 796 (1975).
[19]	Georgia-Pacific, 63 T.C. at 796.

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•	identity of interest between creditor and stockholder;

•	source of interest payments;

•	the ability of the corporation to obtain loans from outside lending institutions;

•	the extent to which the advance was used to acquire capital assets; and

•	the result of failure of the debtor to repay on the due date or to seek a postponement.[20]

These factors are merely aids in answering the ultimate question: whether the investment, analyzed in terms of its economic reality, constitutes risk capital entirely subject to the fortunes of the business or whether it exhibits the characteristics of a bona fide loan that is expected, or may be compelled, to be repaid in full.

When applied to the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] and the Transaction as a whole, nearly all of the foregoing factors support the conclusion that, to the extent treated for U.S. federal income tax purposes as beneficially owned by persons other than the Bank, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will properly be considered debt as of the Closing Date.

A.    Name given the certificate

The issuance of a stock certificate indicates an equity contribution; the issuance of a bond, debenture, or note is indicative of a bona fide indebtedness.21 Here, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] are denominated as debt and issued pursuant to the Indenture evidencing a formal, unconditional promise to pay. This tends to support the conclusion that the Transaction complies with arm’s-length standards and normal business practice as it relates to an issuance of debt and weighs in favor of debt treatment of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] for U.S. federal income tax purposes.

[20]	See Estate of Mixon v. United States, 464 F.2d 394, 402 (5th Cir. 1972).
[21]	Montclair, Inc. v. Comm’r, 318 F.2d 38, 40 (5th Cir. 1963).

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B.    Presence or absence of a maturity date

The presence of a fixed maturity date indicates a fixed obligation to repay, a characteristic of a debt obligation. The absence of the same on the other hand would indicate that repayment was in some way tied to the fortunes of the business, indicative of an equity advance.22 Here, the Transactions have been structured such that repayment of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] is expected to occur on the Scheduled Principal Payment Date of [    ] [    ], 202[    ]. In any case, however, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] must be repaid on or before the Legal Maturity Date of [    ] [    ], 202[    ]. Thus, repayment of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] is subject to a binding contractual maturity date, which supports a finding that the advance is in the nature of a loan.

C.    Source of principal payments

“[I]f repayment is possible only out of corporate earnings, the transaction has the appearance of a contribution of equity capital, but if repayment is not dependent upon earnings, the transaction reflects a loan to the corporation.”23 In this case, the Issuing Entity’s ability to repay the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] depends upon earnings only to the extent that the Receivables deteriorate significantly because, as described below, the Transaction is structured such that, under all reasonable default and interest rate fluctuation scenarios, risk of loss with respect to the Receivables will not be borne by holders of the Class A [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes].

First, the interest rates on and the terms of the Receivables differ materially from those of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes]. In addition, the Transaction is generally designed to allocate risks associated with the performance of the Receivables to the holder of the Transferor Interest and away from holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes]. The principal risks associated with the performance of the Receivables are (i) the risk of loss due to the failure of obligors on the Receivables to make timely payments of finance charges, fees, and other charges or the principal amount of such Receivables,

[22]	See Tyler v. Tomlinson, 414 F.2d 844 (5th Cir. 1969).
[23]	Estate of Mixon, supra. See also Harlan v. United States, 409 F.2d 904, 909 (5th Cir. 1969).

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which may cause such receivables to become defaulted Receivables and reduce amounts received by the Issuing Entity as holder of the Receivables (“Credit Risk”), and (ii) the risk that, as prevailing market rates for periodic finance charges and other fees and charges applicable to receivables comparable to the Receivables decline, the periodic finance charges and other fees and charges applied on the Receivables will be insufficient to make payments on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] (“Market Risk”).

1.    Credit Risk

[Class A] [Holders of the [Class A(202[    ]-[    ]) Notes] will be insulated from Credit Risk by Excess Spread and the subordination of the Class B Notes and the Class C Notes to the [Class A(202[    ]-[    ]) Notes]. Losses on the Receivables that are attributable to Credit Risk and that would otherwise be allocable to the [Class A(202[    ]-[    ]) Notes] will first be absorbed by (and, thus, reduce) Excess Spread. Based on the information in the Class A(202[    ]-[    ]) Spreadsheet, the net present value of the Excess Spread as of the Closing Date is expected to be substantial under all reasonably expected scenarios. Thus, the Excess Spread represents an amount subordinated to the [Class A(202[    ]-[    ]) Notes] that provides meaningful credit support for the [Class A(202[    ]-[    ]) Notes].]

[In addition, the Class B Notes and the Class C Notes are subordinated to the [Class A(202[    ]-[    ]) Notes] to the extent of the Class A Required Subordinated Amount. Thus, the reallocation of Principal Collections will first be borne by holders the Class C Notes and then the holders of the Class B Notes. The Class A Required Subordinated Amount of Class C Notes is 8.13953% of the initial Outstanding Dollar Principal Amount of the [Class A(202[    ]-[    ]) Notes] and the Class A Required Subordinated Amount of Class B Notes is 8.13953% of the initial Outstanding Dollar Principal Amount of the [Class A(202[    ]-[    ]) Notes], a material amount of overcollateralization for the [Class A(202[    ]-[    ]) Notes]. Furthermore, the repayment of principal on the Class C Notes is subordinated to repayment of principal on the Class B Notes and repayment of principal on the Class B Notes and the Class C Notes is subordinated to repayment of principal on the Class A Notes. Accordingly, losses on the Receivables that are attributable to Credit Risk and that are not absorbed by Excess Spread will first be absorbed by the Class C Notes and then by the Class B Notes to the extent of the Class A Required Subordinated Amount. Consequently, the holders of the Class A Notes will not bear Credit Risk under any reasonable default scenarios.]

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[Class B] [Holders of the [Class B(202[    ]-[    ]) Notes] will be insulated from Credit Risk by Excess Spread and the subordination of the Class C Notes to the [Class B(202[    ]-[    ]) Notes]. Losses on the Receivables that are attributable to Credit Risk and that would otherwise be allocable to the [Class B(202[    ]-[    ]) Notes] will first be absorbed by (and, thus, reduce) Excess Spread. Based on the information in the Class B(202[    ]-[    ]) Spreadsheet, the net present value of the Excess Spread as of the Closing Date is expected to be substantial under all reasonably expected scenarios. Thus, the Excess Spread represents an amount subordinated to the [Class B(202[    ]-[    ]) Notes] that provides meaningful credit support for the [Class B(202[    ]-[    ]) Notes].]

[In addition, the Class C Notes are subordinated to the Class B Notes to the extent of the Class B Required Subordinated Amount of the Class C Notes. Thus, the reallocation of Principal Collections will first be borne by holders the Class C Notes. The Class B Required Subordinated Amount of Class C Notes is [    ]% of the initial Outstanding Dollar Principal Amount of the [Class B(202[    ]-[    ]) Notes], a material amount of overcollateralization for the [Class B(202[    ]-[    ]) Notes]. Furthermore, the repayment of principal on the Class C Notes is subordinated to repayment of principal on the Class B Notes. Accordingly, losses on the Receivables that are attributable to Credit Risk and that are not absorbed by Excess Spread will first be absorbed by the Class C Notes to the extent of the Class B Required Subordinated Amount of Class C Notes. Consequently, the holders of the Class B Notes will not bear Credit Risk under any reasonable default scenarios.]

[Class C] [Holders of the [Class C(202[    ]-[    ]) Notes] will be insulated from Credit Risk by Excess Spread and by amounts on deposit in the applicable subaccount of the Class C Reserve Account. Losses on the Receivables that are attributable to Credit Risk and that would otherwise be allocable to the [Class C(202[    ]-[    ]) Notes] will first be absorbed by (and, thus, reduce) Excess Spread. Based on the information in the Class C(202[    ]-[    ]) Spreadsheet, the net present value of the Excess Spread as of the Closing Date is expected to be substantial under all reasonably expected scenarios. Thus, the Excess Spread represents an amount subordinated to the [Class C(202[    ]-[    ]) Notes] that provides meaningful credit support for the [Class C(202[    ]-[    ]) Notes].]

[Holders of the [Class C(202[    ]-[    ]) Notes] will also have the benefit of amounts on deposit in the applicable subaccount of the Class C Reserve Account to cover shortfalls in interest and principal payable. Such amounts will absorb losses on the Receivables that are not absorbed by amounts that would otherwise constitute Excess Spread. Accordingly, the Class C Reserve Account will also provide significant credit

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support for the [Class C(202[    ]-[    ]) Notes]. Consequently, the holders of the Class C Notes will not bear Credit Risk under any reasonable default scenarios.]

2.    Market Risk

[In all reasonable interest rate fluctuation scenarios, Market Risk will not be borne by holders of the [Class A(202[ ]-[ ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] but instead will be borne by the Transferor as holder of the Transferor Interest [and, in the case of the [Class C(202[    ]-[    ]) Notes], amounts on deposit in the applicable subaccount of the Class C Reserve Account.]] As noted above, an Early Amortization Event will occur if the average Excess Spread Percentage for any three consecutive Monthly Periods is less than zero. Thus, an Early Amortization Event will occur if the yield on the Receivables (plus earnings on certain amounts on deposit in certain accounts of the Issuing Entity) does not continue to provide sufficient funds to make interest payments on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], pay the portion of the Servicing Fee allocable to the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], and cover CHASEseries Default Amounts. Upon the occurrence of an Early Amortization Event, payment of principal on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will be accelerated, and as a result, fewer interest payments will become due on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes]. Market Risk will, therefore, be shifted from holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] to the Transferor.

The requirement to accelerate the repayment of principal on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] when the yield on the Receivables declines supports the conclusion that, in all reasonable interest rate fluctuation scenarios, Market Risk will not be borne by holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes].

In addition, in the event that the yield on the Receivables falls below a certain amount, amounts which would otherwise constitute Excess Spread must be retained in the applicable subaccount of the Class C Reserve Sub-Account for the Class C(202[    ]-[    ]) Notes, and made available to pay interest and principal shortfalls on the Class C(202[    ]- [    ]) Notes, rather than paid to the Transferor. Market Risk will, thereby, be shifted from holders of the Class C Notes to the Transferor.]

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[Finally, as noted above, the [Class A(202[    ]-[    ]) Notes] will be rated [“AAA(sf)” by S&P Global Ratings,] [“Aaa(sf)” by Moody’s Investors Service, Inc.,] and [“AAAsf” by Fitch Ratings, Inc.] Such ratings indicate a strong likelihood that holders of the [Class A(202[    ]-[    ]) Notes] do not bear the risk of loss associated with the Receivables.]

[Finally, as noted above, the [Class B(202[    ]-[    ]) Notes] will be rated [“A(sf)” by S&P Global Ratings,] [“A2(sf)” by Moody’s Investors Service, Inc.,] and [“Asf” by Fitch Ratings Inc.] Such ratings indicate a strong likelihood that holders of the [Class B(202[    ]-[    ]) Notes] do not bear the risk of loss associated with the Receivables.]

[Finally, as noted above, the [Class C(202[    ]-[    ]) Notes] will be rated [“BBB(sf)” by S&P Global Ratings,] [“Baa2(sf)” by Moody’s Investors Service, Inc.,] and [“BBBsf” by Fitch Ratings Inc.] Such ratings indicate a strong likelihood that holders of the [Class C(202[    ]-[    ]) Notes] do not bear the risk of loss associated with the Receivables.]

Based on the foregoing, repayment of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] should not reasonably be considered to be dependent on earnings of the Issuing Entity in a manner that would favor equity characterization for U.S. federal income tax purposes.

D.    Right to enforce payment

Where there is a definite obligation to repay an advance, the transaction has indicia of a loan.24 In this case, the Issuing Entity is required under the Indenture to pay all principal and interest of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] by the Legal Maturity Date and, as described above, holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] may invoke traditional creditors’ rights to enforce payment of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] upon Events of Default. Thus, the Issuing Entity is legally obligated to repay holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], which supports debt characterization of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] for U.S. federal income tax purposes.

[24]	See Campbell v. Carter Found. Prod. Co., 322 F.2d 827, 831 (5th Cir. 1963).

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E.    Participation in management

Ownership of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] does not entitle holders to participate in management of the Issuing Entity or the Receivables. The Issuing Entity will effectively retain legal title, control, and possession of the Receivables, which Receivables will change during the term of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], while the Servicer is responsible for the servicing, collection, and administration of the Receivables and will bear all costs and expenses incurred in connection with such activities. The inability of holders to affect the business of the Issuing Entity is evidence that the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] should be characterized as debt for U.S. federal income tax purposes.

F.    Relation to regular corporate creditors

Although the status of an advance in relation to that of regular corporate creditors is relevant in determining its nature, “[t]he fact that an obligation to repay principal is subordinate to claims of other creditors does not . . . necessarily indicate that the purported debt is in reality an equity contribution, especially where the advance is given a superior status to that of other equity contributions.”25 In this case, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] are expressly subordinated to the claims of the Servicer, the Owner Trustee, and other service providers and each individual class of Notes is subordinated to classes of earlier alphabetical designations. The subordination of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] to the Issuing Entity’s general creditors generally weighs against debt characterization of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] for U.S. federal income tax purposes. All the [Class A(202[    ]-[    ]) Notes] are senior, however, to the Class B Notes, the Class C Notes, and the Transferor Interest to the extent that it represents the right to receive the Excess Spread. [All the [Class B(202[    ]-[    ]) Notes] are senior, however, to the Class C Notes and the Transferor Interest to the extent that it represents the right to receive the Excess Spread.] [All the [Class C(202[    ]-[    ]) Notes] are senior, however, to the Transferor Interest to the extent that it represents the right to receive the Excess Spread.] In addition, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] are secured to the extent of their Nominal Liquidation Amount, which generally must be replenished using CHASEseries Available Finance

[25]	Estate of Mixon, 464 F.2d at 406.

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Charge Collections that would otherwise be distributable to the Transferor. These features generally tend to support debt characterization of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] for U.S. federal income tax purposes. Thus, in this context, subordination should not be construed as strong evidence against debt characterization of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] for U.S. federal income tax purposes.

G.    Intent of the parties

The intent of the parties is to be considered in analyzing the debt-equity question, but “[the] subjective intent on the part of an actor will not alter the relationship or duties created by an otherwise objectively indicated intent.”26 Rather, subjective intent is relevant in cases in which the outward signs, i.e., the objective facts of the case, are ambiguous and do not result in a clear manifestation of objective intent.27 Here, consistent with the form of the Transaction and the terms of the Transaction Documents, the Issuing Entity, the Transferor, and holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], by their purchase of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], intend and agree to treat the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] as indebtedness of the Issuing Entity for U.S. federal, state, and local income tax and franchise tax purposes as indebtedness of the Issuing Entity.28 Accordingly, to the extent of any ambiguity as to the nature of the Transaction, the subjective intent of the parties indicates debt characterization of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] for U.S. federal income tax purposes.

H.    “Thin” or adequate capitalization

The adequacy of an issuer’s capitalization at the time a purported loan is made represents a measure of whether the purported creditor intends to be repaid in accordance with the terms of the instrument and, thus, an indication of whether the purported loan is properly characterized as debt for U.S. federal income tax purposes. Because equity capitalization protects creditors against losses and a decline in the value of the issuer’s assets, “thin” or inadequate capitalization of the issuer increases the risk that repayment is subject to the fortunes of the business and, therefore, more likely in the nature

[26]	Estate of Mixon, 464 F.2d at 407; See also Tyler, 414 F.2d at 849-50.
[27]	See Estate of Mixon, 464 F.2d at 407.
[28]	See Section 12.04 of the Indenture.

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of an equity advance. Courts often use the debt-to-equity ratio as a measure of thin capitalization when assessing whether there was a reasonable expectation of repayment at the time the debt was issued.29 Whether a given debt-to-equity ratio is within acceptable limits, however, depends upon the industry involved and the character of the business being conducted.30 Even in cases where the debt-to-equity ratio is extremely high, courts have characterized an instrument as debt if there is substantial certainty as to the issuer’s financial success.31 In addition, as the court in Truschel noted, “[i]n the ordinary thin capitalization case, the alleged bondholders or noteholders and stockholders are the same persons.”32 Thus, a disproportionate ratio between ownership of an issuer’s stock, on the one hand, and such issuer’s bonds or notes, on the other, neutralizes the inference that might be drawn from a high debt-to-equity ratio.33 In fact, the Service itself has minimized the effect of a high debt-to-equity ratio where independent lenders are involved.34

As of the Closing Date, the Issuing Entity’s debt-to-equity ratio is roughly 1-to-[    ].35 For purposes of this discussion, we have assumed that for issuers like the Issuing

[29]

See, e.g., Bauer v. Comm’r, 748 F2d 1365, 1369 (9th Cir. 1984) (“The purpose of examining the debt-to-equity ratio in characterizing a stockholder advance is to determine whether a corporation is so thinly capitalized that a business loss would result in an inability to repay the advance; such an advance would be indicative of venture capital rather than a loan. Essentially, we are concerned with the degree of risk the loan presents to the lender and whether an independent lender, such as a bank, would be willing to make the loan. In addition to the numerical debt-to-equity ratio, other factors in the financial picture would also be important to an independent lender in analyzing the risk.” (citation omitted)).

[30]	Scotland Mills, Inc. v. Comm’r, 24 TCM 265 (1965).
[31]

See Truschel v. Comm’r, 29 TC 433, 439 (1957) (instrument issued to former owner treated as debt despite debt-to-equity ratio of 22,000:1), acq. 1960-1 CB 6. See Baker Commodities v. Comm’r, 48 TC 396–398 (1967) (a 692:1 ratio was not excessive for a financially well-established business that was capable of making principal and interest payments out of current earnings and that had good future prospects). Sun Properties v. United States, 220 F2d 171 (5th Cir. 1955) (debt-to-equity ratio of 310:1 was approved); Byerlite Corp. v. Williams, 286 F2d 285 (6th Cir. 1960).

[32]	Truschel v. Comm’r, 29 TC at 439 (1957).
[33]

Plumb, “The Federal Income Tax Significance of Corporate Debt: A Critical Analysis and a Proposal,” 26 Tax L. Rev. 369, 474 (1971). See also Jaeger Auto Fin. Co. v. Nelson, 191 F. Supp. 693 (ED Wis. 1961) (debt was respected where non-shareholders made loans to the companies on the same terms as the shareholders), and Security Fin. & Loan Co. v. Hoehler, 210 F. Supp. 603 (D. Kan. 1962) (same).

[34]	Priv. Ltr. Rul. 8523009 (Feb. 25, 1985) (excessive debt-to-equity ratio was a “less useful” test in a leveraged buyout context where third-party creditors were lending to the corporation).
[35]

This debt-to-equity ratio is an approximation that was determined by dividing (i) the aggregate Nominal Liquidation Amount of all Notes outstanding for U.S. federal income tax purposes as of the Closing Date ($[        ]) by (ii) the sum of the Transferor Amount as of the Closing Date (~$[        ]) and the aggregate Nominal Liquidation Amount of the Class B Notes and the Class C Notes held by the Transferor ($[        ]). Because it would only reduce (i.e., improve) the debt-to-equity ratio, this calculation does not take into account the net present value of the Excess Spread.

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Entity this is high. Nonetheless, as previously discussed, the Transaction has been structured to ensure that, under all reasonably anticipated scenarios, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will be repaid. In addition, as discussed below, it is anticipated that most, if not all, holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will be unrelated third-party investors. This indicates that, as of the Closing Date, the parties are not of the view that the Issuing Entity is undercapitalized and that a reasonable expectation of payment exists. Based on the foregoing, even if, based on its debt-to-equity ratio taken in isolation, the Issuing Entity were considered to be thinly capitalized, this should not be a considered a significant factor in assessing the characterization of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] for U.S. federal income tax purposes.36

I.    Identity of interest

“If advances are made by stockholders in proportion to their respective stock ownership, an equity capital contribution is indicated.”37 “A sharply disproportionate ratio between a stockholder’s percentage interest in stock and debt is, however, strongly indicative that the debt is bona fide.”38 The Transaction Documents do not prohibit an identity of interest between holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] on the one hand and holders of the Transferor Interest or other equity in the Issuing Entity on the other hand. No such identity of interest is planned or anticipated, however, as, at issuance, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will be offered to unrelated third-party investors through DTC. Thus, while it is not certain that there will be no overlap between holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] on the one hand and holders of equity in the Issuing Entity on the other hand, a potential identity of interest should not weigh heavily against debt characterization for U.S. federal income tax purposes.

[36]

See Principal Life Ins. v. United States, 70 Fed. Cl. 144, 162-63 (Fed. Cl. March 17, 2006) (noting that “most decisions do not afford independent weight to a transferee corporation’s thin capitalization, but rather view the adequacy of such capitalization through the prism of the overall risk allocations effectuated among the parties by the transaction.”).

[37]	Estate of Mixon, 464 F.2d at 409.
[38]

Estate of Mixon, 464 F.2d at 407; See also Tyler 414 F.2d at 848; Berkowitz v. United States, 411 F.2d 818, 821 (5th Cir. 1969); Charter Wire, Inc. v. United States, 309 F.2d 878, 880 (7th Cir. 1962); Leach Corp. v. Comm’r, 30 T.C. 563, 579 (1958).

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J.    Source of interest payments

“[A] true lender is concerned with interest.”39 The failure to insist on interest payments ordinarily indicates that the payors are not seriously expecting any substantial interest income but are “interested in the future earnings of the corporation or the increased market value of [their] interest.”40 In this case, pursuant to the Indenture, the Issuing Entity is required to pay a fixed amount of market-rate interest on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] on a monthly basis and the failure to make those payments will result in an Event of Default. In addition, holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] will not benefit from any increase in the value of the Issuing Entity due to an increase in the value of Receivables. For example, if prevailing market finance charge rates for receivables comparable to the Receivables decrease in relation to the yield on the Receivables, the Receivables and, therefore, the Transferor Interest will increase in value. If prevailing market finance charge rates for receivables comparable to the Receivables remain constant but customers take longer periods of time to pay their principal balances, the Transferor, not holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], will benefit by continuing to receive Excess Spread over a longer period of time. If default rates on the Receivables are lower than expected, a lesser amount of a lesser amount of CHASEseries Available Finance Charge Collections will be reallocated as CHASEseries Principal Collections. This will increase the Excess Spread distributed to the Transferor in respect of the Transferor Interest but will not alter payments on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes]. The Transferor will also benefit directly from lower default rates, because smaller Default Amounts will be allocated to the Transferor Interest. Finally, any increase (to the extent permitted by applicable law and the terms of the Transaction Documents) in the rate at which finance charges and other fees and charges are assessed on the Receivables will generally also increase the amount of CHASEseries Available Finance Charge Collections and, thus, the Excess Spread, which will generally increase distributions to the Transferor in respect of the Transferor Interest but, again, will not increase payments on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes]. Accordingly, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] require and can

[39]	Curry v. United States, 396 F.2d 630, 634 (5th Cir. 1968); See also Nat’l Carbide Corp. v. Comm’r, 336 U.S. 422, 435 n.16[ 37 AFTR 834](1949).
[40]	Curry, 396 F.2d at 634.

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be expected to provide nothing more than a fixed return, which points toward debt characterization for U.S. federal income tax purposes.

K.    Ability to obtain loans from outside lending institutions

“If a corporation is able to borrow funds from outside sources at the time an advance is made, the transaction has the appearance of a bona fide indebtedness.”41 “If no reasonable creditor would have loaned funds to the corporation at the time of the advance, an inference arises that a reasonable shareholder would likewise not so act.”42 The [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] are being sold to unrelated third-party investors through DTC, and as noted above, it is not planned or anticipated that there will be an identity of interest between holders of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] on the one hand and the holder of the Transferor Interest or other equity interests in the Issuing Entity. Thus, this factor should be construed as evidence of debt characterization of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] for U.S. federal income tax purposes.

L.    The extent to which the advance was used to acquire capital assets

The extent to which an advance is used to acquire capital assets can shed light on whether the advance is likely to be repaid regardless of the success of the venture. “Generally, the fact that an advance is used to satisfy the daily operating needs of a corporation indicates a bona fide indebtedness, whereas an advance resembles equity if it is used to acquire capital assets.”43 In particular, the use of an advance to purchase capital assets and to finance initial operations suggests the funds may be equity.44

The Issuing Entity was established in 2002 and has issued CHASEseries notes periodically since then; thus, the proceeds from the sale of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] are not being used to finance the Issuing Entity’s initial operations. Rather, the Issuing Entity will use the proceeds to make deposits to the Class C reserve sub-accounts for the outstanding Class C Notes, and will pay any remaining proceeds, net of issuance expenses, to the Transferor, which, in

[41]	Estate of Mixon, 464 F.2d at 410.
[42]	Id. at 411.
[43]	Thomas M. Fries, et ux., TC Memo 1997-93 (citation omitted).
[44]	Plantation Patterns, Inc. v. Commissioner, 462 F.2d 712, 722 (5th Cir. 1972).

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turn, will use such proceeds for general purposes, including the repayment of amounts owed to the Bank for the purchase of the Receivables and for the purchase of new Receivables. Any such new Receivables will then be transferred to the Issuing Entity pursuant to the Transfer and Servicing Agreement. Cash flows generated by the Receivables are the sole source of payments for the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes].

Given the structure of the Transaction, the proper application of this factor is unclear. As noted above, the Transferor is wholly owned by the Bank and is treated as a disregarded entity for U.S. federal income tax purposes. As discussed in Part II of this Opinion, the Bank is also the sole beneficial owner of the Issuing Entity, which is also treated as a disregarded entity for U.S. federal income tax purposes. As a result, the Bank is treated as the sole owner of the Receivables for U.S. federal income tax purposes and it is possible that the Transaction may be characterized as a financing by the Bank that is secured by the Receivables.45 If the Transaction is so characterized, the proceeds from the sale of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] may be considered as used for general corporate purposes and not for the purchase of capital assets.

Alternatively, if the legal form of the Transaction is respected, it is possible that the use of proceeds from the sale of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] may be characterized as capital expenditures because the Issuing Entity was established for the purpose of issuing CHASEseries notes the proceeds from which finance the Receivables the payments on which are used to service those notes.

Given the uncertainty with respect to application of this factor in this context, it should not ultimately bear on the U.S. federal income tax characterization of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes].

M.    Consequences of failure to repay

Debt obligates the receiver of the funds to make ongoing payments, usually under the terms of the contract, while equity has no obligation to make any payments. A debtor may not miss a required interest payment without suffering consequences, such as

[45]	See footnote 46 and accompanying text.

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default. If a debtor fails to make a required payment on a debt, the holder of that debt has legal recourse against the debtor. A receiver of equity capital, on the other hand, may decide not to pay dividends without suffering any similar contractual limitations. Equity holders generally cannot legally force the liquidation of an issuing entity based on a failure to pay.46

Here, the Issuing Entity’s failure to make payments when due would cause an Event of Default that would allow holders to accelerate the payments on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] and force liquidation of the Issuing Entity’s assets to the extent required to recover principal and interest due on the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes]. Accordingly, this feature favors debt characterization of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] for U.S. federal income tax purposes.

The foregoing analysis demonstrates that, although the subordination of the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] to certain service providers may be construed as evidence against debt characterization, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] generally exhibit the characteristics of bona fide debt that is expected or may be compelled to be repaid in full, and that the holders of such [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes] are not reasonably expected to absorb the economic risk associated with the performance of the Receivables.

Accordingly, based upon and subject to the foregoing, although there are no authorities involving closely comparable situations, in our opinion, the [Class A(202[    ]-[    ]) Notes] [Class B(202[    ]-[    ]) Notes] [Class C(202[    ]-[    ]) Notes], to the extent treated for U.S. federal income tax purposes as beneficially owned by persons other than the Bank, will be characterized as indebtedness for U.S. federal income tax purposes.

II.    U.S. Federal Income Tax Classification of the Issuing Entity

A domestic entity such as the Issuing Entity that is not classified as a trust under Treas. Regs. § 301.7701-4 or as a corporation under Treas. Regs. § 301.7701-2(b) (an “eligible entity”) can elect under Treas. Regs. § 301.7701-3 to be treated as an association subject to tax as a corporation for U.S. federal income tax purposes. In the

[46]	Pritired 1, LLC v. United States, 816 F. Supp. 2d 693, 724 (S.D. Iowa 2011).

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absence of such an election, a domestic eligible entity with only a single owner will generally be disregarded as an entity separate from its owner (a “disregarded entity”) while a domestic eligible entity with multiple owners will generally be classified as a partnership. The Issuing Entity is not classified as a trust for U.S. federal income tax purposes because the Issuing Entity was not formed merely to “vest in trustees responsibility for the protection and conservation of property for beneficiaries . . . .”47 The Issuing Entity is also not classified as a corporation under Treas. Regs. § 301.7701-2(b). In addition, under Section 4.07 of the Transfer and Servicing Agreement, no election may be made under Treas. Regs. § 301.7701-3 to classify the Issuing Entity or any portion thereof as an association subject to tax as a corporation for U.S. federal income tax purposes. Accordingly, the Issuing Entity will not be treated as an association subject to tax as a corporation, and will not otherwise be subject to tax as a corporation, provided that it is not classified as a publicly traded partnership (“PTP”) pursuant to section 7704.

A.    The Issuing Entity will not be classified as a PTP

1.    The Issuing Entity is not classified as a partnership

The Issuing Entity will not be classified as a PTP pursuant to section 7704 if it is not classified as a partnership. The Issuing Entity will not be classified as a partnership unless it is considered to have more than a single owner for U.S. federal income tax purposes. As of the date hereof, the Issuing Entity has outstanding for U.S. federal income tax purposes the Class A Notes and the Transferor Interest. The Issuing Entity has also issued the Class B Notes and the Class C Notes all of which are held by the Transferor and are not treated as outstanding for U.S. federal income tax purposes.

As described above, upon issuance of each class of Class A Notes, an Opinion of Counsel was rendered to the effect that such Class A Notes will be treated as

[47]

Treas. Regs. § 301.7701-4(a). We note that, in many respects, the Issuing Entity is similar to trusts established to hold collateral pledged as security in connection with lending transactions. In such situations, the trust is disregarded and the collateral is treated as held directly by the trust beneficiary. Treas. Regs. § 1.61-13(b); Rev. Rul. 76-265, 1976-2 C.B. 448; See also Rev. Rul. 73-100, 1973-1 C.B. 613 (domestic corporation’s transfer of securities to Canadian security holder, to secure liabilities to policyholders in Canada, does not create a trust where discretionary powers retained by corporation); Rev. Rul. 71-119, 1971-1 C.B. 163 (settlement fund administered by “trustee” not a trust). If the Issuing Entity were characterized as a mere security device, it would not be classified as an association or publicly traded partnership subject to tax as a corporation. Because we reach the same conclusion under Treas. Regs. § 301.7701-1 et. seq., however, the characterization of the Issuing Entity as a mere security device is not a basis for the opinion set forth herein.

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debt for U.S. federal income tax purposes. Thus, assuming the accuracy of such Opinions of Counsel, the Class A Notes outstanding as of the date hereof will not be treated as equity interests in the Issuing Entity. On the other hand, no opinion has been rendered as to the U.S. federal income tax characterization of the Class B Notes and the Class C Notes. Accordingly, we have assumed for purposes of this analysis that the Class B Notes and the Class C Notes will be treated as equity interests in the Issuing Entity. In addition, the Transferor Interest, which represents an entitlement to collections on a portion of the Receivables as well as to certain amounts of Excess Spread, is expected to be characterized as equity for U.S. federal income tax purposes. As of the Closing Date, the Bank is the sole beneficial owner of the Class B Notes, the Class C Notes and the Transferor Interest. Thus, as of the Closing Date, the Issuing Entity has only a single owner and will be treated as a disregarded entity for U.S. federal income tax purposes. Accordingly, the Issuing Entity will not be classified as a partnership and, therefore, cannot be classified as a PTP under section 7704.

2.    Subsequent transfers

Under the Trust Agreement, the Transferor Interest may not be transferred except to Permitted Affiliate Transferees, which is inherently inconsistent with the classification of the Issuing Entity as publicly traded. In addition, although such a transfer could cause the Issuing Entity to classified as a partnership for U.S. federal income tax purposes, no such transfer will be effective unless there has been delivered to the Master Trust Trustee and the Owner Trustee an Issuing Entity Tax Opinion, which must provide, among other things, that any such transfer would not cause the Issuing Entity to be treated as an association or a publicly traded partnership subject to tax as a corporation.48 Similarly, an Issuing Entity Tax Opinion is required under the Indenture upon any future issuance of any Series, Class, or Tranche of Notes (including any issuance resulting from the transfer of the Class B Notes or Class C Notes to a person regarded as separate from the Bank for U.S. federal income tax purposes).49

Based and subject to the foregoing, in our opinion, the Issuing Entity will not be classified as an association or a publicly traded partnership subject to tax as a corporation for U.S. federal income tax purposes.

[48]	See Section 3.02 of the Trust Agreement.
[49]	See Section 9.01(e) of the Indenture.

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*        *        *

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Except as expressly set forth above, we express no other opinion. Our Opinion is furnished to you solely for your benefit in connection with the transactions described herein and is not to be relied upon for any other purpose or by anyone else without our prior written consent. The Opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise the Opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Annex I

[Officer’s Certificate of the Bank]